As filed with the Securities and Exchange Commission on April 19, 2017
No. 333-217036

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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APRICUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
 _______________

Nevada	2834	87-0449967
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
11975 El Camino Real, Suite 300
San Diego, California 92130
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ______________
Richard Pascoe
Chief Executive Officer & Secretary
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Name, address, including zip code, and telephone number, including, area code, of agent for service)
_______________

Copies to:

Cheston J. Larson, Esq. Matthew T. Bush, Esq. Anthony Gostanian, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Robert F. Charron, Esq. Joseph A. Smith, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300
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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
 __________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units consisting of:
(i) Common Stock, $0.001 par value per share (2)	$—	$—
(ii) Warrants to purchase Common Stock (3)	$—	$—
Underwriter's warrants to purchase Common Stock (3)	$—	$—
Common stock issuable upon exercise of warrants to purchase Common Stock (2)	$—	$—
Total	$14,500,000	$1,680.55	(4)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of additional units consisting of shares of Common Stock and warrants to purchase Common Stock that the underwriter has the option to purchase.

(2)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminable number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	Registrant previously paid $1,442.96 of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 19, 2017
 PRELIMINARY PROSPECTUS

5,000,000 Units
Consisting of One Share of Common Stock and
A Warrant to Purchase 0.75 of a Share of Common Stock
 _____________
We are offering 5,000,000 units, consisting of one share of our common stock and a warrant to purchase 0.75 of a share of our common stock at an exercise price per share of common stock equal to $ . The shares of our common stock and the warrants that form part of the unit are immediately separable and will be issued separately in this offering.
We do not currently have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants being offered by this prospectus. As a result, before any warrants can become exercisable, we need to receive stockholder approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to a total of 30,000,000 shares (the “Charter Amendment”) at our next annual meeting of stockholders on May 17, 2017. While our board of directors has unanimously recommended that stockholders approve the Charter Amendment and all current directors and executive officers are supportive of the Charter Amendment, we cannot assure you that we will be able to obtain requisite stockholder approval of the Charter Amendment. The warrants will be exercisable on any day on or after the date that we publicly announce through the filing of a Current Report on Form 8-K that the Charter Amendment has been approved by our stockholders and has become effective. The warrants will expire five years from the date the warrants are first exercisable. In the event our stockholders do not approve the Charter Amendment, the warrants will not be exercisable and may not have any value.
Our common stock is listed on The NASDAQ Capital Market under the symbol “APRI.” On April 18, 2017, the last reported sale price for our common stock on The NASDAQ Capital Market was $1.60 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange. The public offering price per unit will be determined between us and the underwriter at the time of pricing, and may be at a discount to the current market price of our common stock.
Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
 _____________

	Per Unit	Total
Public offering price per unit	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

(1)
In addition, we have agreed to (i) issue the underwriter warrants to purchase a number of shares of common stock equal to 5% of the shares of common stock sold in this offering (excluding any shares of common stock issuable upon exercise of the warrants), (ii) pay a management fee of 1.0% of the aggregate gross proceeds in this offering to the underwriter and (iii) reimburse the underwriter for certain expenses. See “Underwriting” on page 10 of this prospectus for additional information.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.
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Delivery of the securities being offered pursuant to this prospectus will be made on or about           , 2017.
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Rodman & Renshaw
a unit of H.C. Wainwright & Co.

The date of this prospectus is , 2017

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You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of this document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
For investors outside the United States: No action is being taken in any jurisdiction outside of the United States that would permit a public offering of the units or possession or distribution of this prospectus in any such jurisdiction. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus outside of the United States.
As used in this prospectus, unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” or “Apricus” refer to Apricus Biosciences, Inc., a Nevada corporation, and its subsidiaries.
Vitaros™ is our trademark in the United States, which is pending registration and subject to our agreement with Warner Chilcott Company, Inc., now a subsidiary of Allergan plc, or Allergan. Vitaros® is a registered trademark of Ferring International Center S.A, or Ferring in certain countries outside of the United States. In addition, we own trademarks for NexACT® and RayVa™. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY
This summary does not contain all of the information that should be considered before investing in our securities. Investors should carefully read this prospectus, and the registration statement of which this prospectus is a part, including the information incorporated by reference in this prospectus, in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus.
Our Company
Overview
We are a biopharmaceutical company focused on the development of innovative product candidates in the areas of urology and rheumatology. We have two product candidates currently in development. Vitaros is a product candidate in the United States under development for the treatment of erectile dysfunction, or ED, which we in-licensed from Warner Chilcott Company, Inc., now a subsidiary of Allergan. RayVa is our product candidate in Phase 2 development for the treatment of Raynaud’s Phenomenon, secondary to scleroderma, for which we own worldwide rights.
On March 8, 2017, we entered into an asset purchase agreement, or the Ferring Asset Purchase Agreement, with Ferring International Center S.A., or Ferring, pursuant to which we sold to Ferring our assets and rights related to Vitaros outside of the United States for approximately $11.5 million. In addition to the upfront payment received, Ferring will pay us up to $0.7 million for the delivery of certain product-related inventory. We are also eligible to receive two additional quarterly payments totaling $0.5 million related to transition services, subject to certain limitations. We used approximately $6.6 million of the proceeds from the sale to repay all outstanding amounts due and owed, including applicable termination fees, under our Loan and Security Agreement with Oxford Finance LLC and Silicon Valley Bank.
Growth Strategy
To develop and commercialize our proprietary product candidates, through these primary initiatives:
Resubmit the new drug application, or NDA, for Vitaros, and if approved by the U.S. Food and Drug Administration, or FDA, commercialize Vitaros in the United States
We are pursuing U.S. regulatory approval for Vitaros. Our plan is to re-submit the NDA for Vitaros in the United States during the third quarter of 2017. If the NDA is approved by the FDA following resubmission, Allergan has a one-time opt-in right to assume all future commercialization activities for Vitaros in the United States. If Allergan exercises its opt-in right, we may receive up to a total of $25 million in upfront and potential launch milestone payments, plus a double-digit royalty on net sales of Vitaros. If Allergan elects not to exercise its opt-in right, we expect to commercialize Vitaros, either through an internally built commercial organization, a contract sales force or by partnering with a pharmaceutical company with established sales and marketing capabilities.
Develop, seek regulatory approval for and generate revenue through proprietary products developed in-house or acquired from third-parties
Our product candidate for the treatment of Raynaud’s Phenomenon secondary to scleroderma, RayVa, is currently in Phase 2 development. We completed and reported top-line data on the Phase 2a clinical trial for RayVa and we believe the data, coupled with previously generated non-clinical data, supports moving RayVa forward into future clinical trials designed to evaluate symptomatic effects in subjects with Raynaud’s secondary to scleroderma.
We also continue to explore business development opportunities whereby we may acquire from third parties certain products in development that complement our existing portfolio.
For more information regarding our business, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, as well as our audited financial statements and the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus.
Financial Update
As of March 31, 2017, we had approximately $3.8 million in cash and cash equivalents. This amount is preliminary, has not been audited and is subject to change upon completion of our review of our unaudited consolidated financial statements as of and for the three months ended March 31, 2017. Our financial statements for the three months ended March 31, 2017 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

Risks Associated with Our Business
Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should consider the risks discussed in the section entitled “Risk Factors” in this prospectus, as well as the risks discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K.
Corporate Information
Apricus is a Nevada corporation that was initially formed in 1987. Our principal executive offices are located at 11975 El Camino Real, Suite 300, San Diego, California 92130, and the telephone number at our principal executive office is (858) 222-8041. Our website address is http://www.apricusbio.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

The Offering

Units offered by us
We are offering 5,000,000 units. Each unit will consist of one share of our common stock and a warrant to purchase 0.75 of a share of our common stock. The units will not be certificated and the shares of our common stock and the related warrant are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of shares of our common stock issuable upon the exercise of the warrants that are part of the unit.

Warrants	Each warrant included in the units will have an exercise price per share equal to $ and will expire five years from the date the warrants are first exercisable.

We do not currently have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants being offered by this prospectus. As a result, before any warrants can become exercisable, we need to receive stockholder approval of the Charter Amendment to increase the number of authorized shares of common stock to a total of 30,000,000 shares at our next annual meeting of stockholders on May 17, 2017. The warrants will be exercisable on any day on or after the date that we publicly announce through the filing of a Current Report on Form 8-K that the Charter Amendment has been approved by our stockholders and has become effective. In the event our stockholders do not approve the Charter Amendment, the warrants will not be exercisable and may not have any value.

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange or any other trading system.

Common stock to be outstanding after this

offering	12,741,782 shares of common stock.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $7.1 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the warrants offered hereby. We intend to use the net proceeds of this offering to fund activities in connection with our planned re-submission of our NDA for Vitaros to the FDA and for general corporate purposes and working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors
Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

NASDAQ Capital Market symbol	APRI
The number of shares of our common stock to be outstanding after this offering is based on 7,733,205 shares of common stock outstanding as of December 31, 2016, and excludes:

•	414,865 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2016, at a weighted average exercise price of $17.23 per share;

•	115,115 shares of common stock subject to restricted stock unit awards outstanding as of December 31, 2016;

•	80,386 shares of common stock that have been reserved for issuance as of December 31, 2016 in connection with future grants under our stock option plans;

•	2,317,846 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2016, at a weighted average exercise price of $15.19 per share;

•	8,577 shares of common stock that have been issued since December 31, 2016;

•	the shares of our common stock issuable upon the exercise of the warrants offered hereby; and

•	the shares of our common stock issuable upon exercise of the warrants being issued to the underwriter in connection with this offering.
In addition, we and the holders of warrants exercisable for an aggregate of 865,925 shares of our common stock, which warrants were initially issued in our registered direct offering in September 2016 (the “2016 Warrants”), expect to enter into an amendment (the “2016 Warrant Amendment”) pursuant to which the 2016 Warrants will not become exercisable until the effective date of the Charter Amendment, and the exercise price of the 2016 Warrants is being reduced to the exercise price of the warrants being sold in this offering. The bullets above do not reflect the effect of such amendment.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or updates to our risk factors reflected in subsequent filings under the Exchange Act, which are incorporated herein by reference in their entirety, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.
Risks Related to this Offering
The purchasers in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock it purchases in this offering.
Since the combined public offering price per unit being offered is substantially higher than the net tangible book deficit per share of our common stock outstanding prior to this offering, the purchasers in this offering will suffer substantial dilution in the net tangible book value of the common stock they purchase in this offering. Based on the assumed public offering price of $1.60 per unit, which is the last reported sale price for our common stock on The NASDAQ Capital Market on April 18, 2017, the purchasers will suffer immediate and substantial dilution of $1.64 per share of common stock, representing the difference in the as adjusted net tangible book value (deficit) per share of our common stock as of December 31, 2016 after giving effect to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution the investor will incur if it purchases our securities in this offering.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
In addition to potential dilution associated with future fundraising transactions, we currently have significant numbers of securities outstanding that are exercisable for our common stock, which could result in significant additional dilution and downward pressure on our stock price.
As of December 31, 2016, there were 7,733,205 shares of our common stock outstanding. In addition, as of December 31, 2016, there were outstanding stock options, restricted stock units and warrants representing the potential issuance of an additional 2,847,826 shares of our common stock, which does not include the potential issuance of shares of common stock issuable upon the exercise of the warrants to be issued in this offering and the warrants to be issued to the underwriter in connection with this offering. The issuance of these shares in the future would result in significant dilution to our current stockholders and could adversely affect the price of our common stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our common stock available for purchase in the market to exceed the purchase demand for our common stock. Such supply in excess of demand could cause the per-share market price of our common stock to decline.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the per-share market price of our shares of common stock.
Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the per-share market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus, and we cannot predict if and when the purchasers may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the per-share market price of our shares of common stock.

There is no public market for the warrants being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or trading system, including the NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.
Holders of warrants purchased in this offering will have no rights as stockholders until such holders exercise their warrants and acquire our common stock.
Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.
The warrants included in this offering may not have any value.
We do not currently have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants being offered by this prospectus. As a result, before any warrants can become exercisable, we need to receive stockholder approval of the Charter Amendment at our next annual meeting of stockholders on May 17, 2017. While our board of directors has unanimously recommended that stockholders approve the Charter Amendment and all current directors and executive officers are supportive of the Charter Amendment, we cannot assure you that we will be able to obtain requisite stockholder approval of the Charter Amendment. The warrants will be exercisable on any day on or after the date that we publicly announce through the filing of a Current Report on Form 8-K that the Charter Amendment has been approved by our stockholders and has become effective. The warrants will expire five years from the date the warrants are first exercisable.
In the event our stockholders do not approve the Charter Amendment, the warrants will not be exercisable and may not have any value. Further, if our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.
If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, NASDAQ could delist our Common Stock.
Our common stock is currently listed on the NASDAQ Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.
On May 10, 2016, we received a written notification from NASDAQ indicating that we were not in compliance with NASDAQ Listing Rule 5550(a)(2), as the closing bid price for our Common Stock had been below $1.00 per share for 30 consecutive business days. Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we were granted a 180 calendar day compliance period, or until November 7, 2016, to regain compliance with the minimum bid price requirement. During the compliance period, our shares of common stock continued to be listed and traded on NASDAQ. To regain compliance, the closing bid price of our shares of common stock needed to meet or exceed $1.00 per share for at least 10 consecutive business days during the 180 calendar day compliance period, which was accomplished through a 1-for-10 reverse stock split of our common stock, effected on October 21, 2016. On November 8, 2016, we received a letter from NASDAQ confirming that we are in compliance with NASDAQ Listing Rule 5550(a)(2).
On June 2, 2016, we received a notice from NASDAQ stating that we were not in compliance with NASDAQ Listing Rule 5550(b)(2) because our market value of listed securities (“MVLS”) was below $35 million for the previous thirty (30) consecutive business days. In accordance with NASDAQ Marketplace Rule 5810(c)(3), we were granted a 180 calendar day compliance period until November 29, 2016, to regain compliance with the minimum MVLS requirement. Compliance can be achieved by meeting the $35 million MVLS requirement for a minimum of 10 consecutive business days during the 180 calendar day compliance period, maintaining a stockholders’ equity value of at least $2.5 million, or meeting the requirement of net income of at least $500,000 for two of the last three fiscal years. On February 8, 2017, we were notified that our request for continued listing on NASDAQ pursuant to an extension through May 30, 2017 to evidence compliance with all applicable criteria for continued listing on NASDAQ was granted. If we do not regain compliance by May 30, 2017, NASDAQ will provide notice that our shares of Common Stock will be subject to delisting. In addition, NASDAQ has the ability to immediately delist our shares of Common Stock prior to May 30, 2017. The proceeds we raise in this offering may not be sufficient to allow us to regain compliance with continued listing on NASDAQ.

In the event that our Common Stock is delisted from NASDAQ and is not eligible for quotation or listing on another market or exchange, trading of our Common Stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward- looking statements speak only as of the date of this this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $7.1 million, based upon the assumed public offering price of $1.60 per unit, which is the last reported sale price for our common stock on The NASDAQ Capital Market on April 18, 2017, after deducting estimated underwriting discounts and commissions and estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.
A $0.10 increase or decrease in the assumed public offering price of $1.60 per unit would increase (decrease) the net proceeds to us from this offering by $0.5 million, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We may also increase or decrease the number of shares we are offering. An increase or decrease of 500,000 units in the number of units offered by us would increase (decrease) the net proceeds to us from this offering by approximately $0.7 million, assuming that the public offering price stays the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
The principal purpose of this offering is to obtain additional capital to support our operations. We intend to use the net proceeds of this offering to fund activities in connection with our planned re-submission of our NDA for Vitaros to the FDA and for general corporate purposes and working capital.
We believe that our existing cash and cash equivalents, together with the net proceeds from this offering, will be sufficient to fund our operations for at least the next 12 months. The amounts and timing of these expenditures are primarily driven by the necessary development efforts required for the Vitaros NDA re-submission, as well as the cash used in our operations. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the uses described above, we may invest the net proceeds in cash and cash equivalents, including short-term, interest-bearing, investment-grade securities.

DILUTION
Investors purchasing units, which includes shares of our common stock, in this offering will experience immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution per share represents the difference between the public offering price per unit and the as adjusted net tangible book value per share of our common stock immediately after the offering.
Our net tangible book deficit as of December 31, 2016 was approximately $7,516,000, or $(0.97) per share of common stock. Net tangible book value (deficit) per share of common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.
After giving effect to our sale of 5,000,000 units in this offering, at an assumed public offering price of $1.60 per share, which is the last reported sale price for our common stock on The NASDAQ Capital Market on April 18, 2017, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of December 31, 2016 would have been approximately $0.5 million, or $0.04 per share of common stock. This represents an immediate increase in net tangible book value of $0.93 per share to existing stockholders and an immediate dilution in net tangible book value of $1.64 per share to new investors purchasing shares of our common stock in this offering.
The following table illustrates this dilution on a per-share basis:

Assumed public offering price per unit		$1.60
Historical net tangible book deficit per share as of December 31, 2016	$(0.97)
Increase per share attributable to new investors purchasing shares in this offering	0.93
As adjusted net tangible book deficit per share after giving effect to this offering		$(0.04)
Dilution per share to new investors participating in this offering		$1.64
Each $0.10 increase (decrease) in the assumed public offering price of $1.60 per unit, which is the last reported sale price of our common stock on The NASDAQ Capital Market on April 18, 2017, would increase (decrease) our as adjusted net tangible book value by $0.04 per share and the dilution in as adjusted net tangible book value per share to new investors in this offering by $0.06 per share, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We may also increase or decrease the number of units we are offering. An increase of 500,000 units in the number of units offered by us would increase our as adjusted net tangible book value by $0.02 per share and decrease the dilution to new investors in this offering by approximately $0.06 per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. Similarly, a decrease of 500,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value by $0.02 per share and increase the dilution to new investors in this offering by approximately $0.06 per share, assuming that the public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.
The number of shares of our common stock to be outstanding after this offering is based on 7,733,205 shares of common stock outstanding as of December 31, 2016, and excludes:

•	414,865 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2016, at a weighted average exercise price of $17.23 per share;

•	115,115 shares of common stock subject to restricted stock unit awards outstanding as of December 31, 2016;

•	80,386 shares of common stock that have been reserved for issuance as of December 31, 2016 in connection with future grants under our stock option plans;

•	2,317,846 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2016, at a weighted average exercise price of $15.19 per share;

•	8,577 shares of common stock that have been issued since December 31, 2016;

•	the shares of our common stock issuable upon the exercise of the warrants offered hereby; and

•	the shares of our common stock issuable upon exercise of the warrants being issued to the underwriter in connection with this offering.
To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted. The bullets above do not reflect the effect of the 2016 Warrant Amendment.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:

•	15,000,000 shares of common stock, $0.001 par value; and

•	10,000,000 shares of preferred stock, $0.001 par value.
Common Stock
As of December 31, 2016, there were 7,733,205 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.
Preferred Stock
We currently have no outstanding shares of preferred stock. Under our amended and restated articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock. Of our authorized preferred stock, 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock, 800 shares have been designated as Series B 8% Cumulative Convertible Preferred Stock, 600 shares have been designated as Series C 6% Cumulative Convertible Preferred Stock. We have withdrawn the certificate of designation pursuant to which 50,000 shares had been designated as Series D Junior Participating Cumulative Preferred Stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.
Warrants
As of April 18, 2017, there were outstanding warrants to purchase 2,070,932 shares of our common stock.
Anti-Takeover Effects of Nevada Law and Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Certain provisions of Nevada law and our amended and restated articles of incorporation and fourth amended and restated bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.
These provisions, summarized below, could have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•
Classified Board. Our amended and restated articles of incorporation provide that our board of directors is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms. This provision may have the effect of delaying or discouraging an acquisition of us or a change in our management.

•
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

•
Special Meetings of the Stockholders. Our amended and restated bylaws provide that special meetings of the stockholders may be called by our Chair of the Board or our President, or by our board of directors acting pursuant to a resolution adopted by the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

•	No Cumulative Voting. Our amended and restated articles of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

•
Undesignated Preferred Stock. The authorization of undesignated preferred stock in our amended and restated articles of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the company.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our amended and restated articles of incorporation.
Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering 5,000,000 units. The units consist of one share of our common stock and a warrant to purchase 0.75 of a share of our common stock at an assumed exercise price of $1.60, based on an assumed offering price per unit of $1.60, which was the last reported sale price of our common stock on April 18, 2017. The shares of common stock and related warrant forming a unit are each immediately separable and will be issued separately in this offering.
Common Stock
 The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.
Warrants to Purchase Common Stock
The material terms of the warrants to be issued are summarized below. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of the form of warrant filed as an exhibit to the registration statement of which this prospectus is a part.
The warrants to be issued with each unit will have an exercise price per share equal to 100% of the public offering price of the units, or $1.60 per share, based on an assumed public offering price of $1.60 per unit, which was the last reported sale price of our common stock on April 18, 2017.
We do not currently have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants being offered by this prospectus. As a result, before any warrants can become exercisable, we need to receive stockholder approval of the Charter Amendment at our next annual meeting of stockholders on May 17, 2017. While our board of directors has unanimously recommended that stockholders approve the Charter Amendment and all current directors and executive officers are supportive of the Charter Amendment, we cannot assure you that we will be able to obtain requisite stockholder approval of the Charter Amendment. The warrants will be exercisable on any day on or after the date that we publicly announce through the filing of a Current Report on Form 8-K that the Charter Amendment has been approved by our stockholders and has become effective. The warrants will expire five years from the date the warrants are first exercisable. In the event our stockholders do not approve the Charter Amendment, the warrants will not be exercisable and may not have any value.
The warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% (or, at the election of investor prior to issuance of any warrants, 9.99%) of the shares of our common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.
The warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus registering the issuance of shares of our common stock upon exercise of the warrants, by cashless exercise. This registration statement registers the shares of our common stock upon exercise of the warrants and we anticipate this registration statement will be effective during the exercise period.
The exercise price of the warrants is subject to adjustment in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.
Prior to the exercise, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights; however, the holders of the warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the warrants.
If we effect a fundamental transaction, then upon any subsequent exercise of any warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction (other than a fundamental transaction not approved by our Board of Directors), we or any successor entity shall, at the holder’s option, purchase the holder’s warrants for an amount of cash equal to the value of the warrants as determined in accordance with the Black Scholes option pricing model. A fundamental transaction as described in the Common Stock Warrants generally includes any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, reclassification of the Company’s common stock or the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (iv) any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock.
The number of shares of our common stock exercisable, the exercise price or the exercise period of the warrants may not be amended without the written consent of the holder of such warrant.
We do not plan on applying to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any other trading system.

UNDERWRITING

We have entered into an underwriting agreement dated              , 2017, with H.C. Wainwright & Co., LLC as the sole book-running manager of this offering. The underwriting agreement provides for the purchase of 5,000,000 units, with each unit consisting of one share of common stock and a warrant to purchase 0.75 of shares of our common stock. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commission set forth on the cover page of this prospectus, the number of our units set forth opposite its name below.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The units we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.
We have been advised by the underwriter that it proposes to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $           per unit.
The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the units offered by this prospectus.
No action has been taken by us or the underwriter that would permit a public offering of the units in any jurisdiction where action for that purpose is required. None of the units included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of the common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the common stock in any jurisdiction where that would not be permitted or legal.
The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

Underwriting Discounts, Commissions and Expenses
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares and/or warrants.

	Per Unit	Total
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

We estimate the total expenses payable by us for this offering to be approximately $950,000, which amount includes (i) the underwriting discount of $ , (ii) a management fee equal to 1.0% of the gross proceeds raised in this offering, (iii) $35,000 non-accountable expense allowance payable to the underwriter, (iii) reimbursement of the accountable expenses of the underwriter equal to $75,000 (none of which has been paid in advance), including the legal fees of the underwriter being paid by us, and (iv) other estimated expenses of approximately $200,000 which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares.
Underwriter Warrants
We have agreed to issue to the underwriter warrants to purchase a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock sold in this offering, (but not with respect to any shares of common stock issuable upon exercise of the warrants in this offering). The underwriter warrants will have substantially the same terms as the warrants being sold concurrently to the investors in this offering, except that the underwriter warrants will have a term of no greater than five years from the effective date of this prospectus supplement and an exercise price per share equal to 125% of the public offering price for shares sold in this offering. Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.
Right of First Refusal
We granted the underwriter, for a period of 12 months from the date of commencement of sales under this offering, a right of first refusal to act as sole book-running manager for each and every future public equity offering by us or any of our successors or subsidiaries and a six-month tail fee equal to the cash compensation percentage in this offering. We have also agreed to a tail fee equal to the cash and warrant compensation in this offering if any investor to which the underwriter introduced us with respect to this offering during the term of its engagement provides us with further capital in a public or private offering or capital raising transaction, with certain exceptions, during the 6-month period following termination of our engagement of the underwriter.
NASDAQ Capital Market Listing
Our stock is currently traded on The NASDAQ Capital Market under the symbol “APRI.” On April 18, 2017, the closing price of our common stock was $1.60 per share.
Lock-up Agreements
Our officers and directors have agreed with the underwriter to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers, employees and consultants under our existing plans. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Stabilization, Short Positions and Penalty Bids
The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.
Other Relationships
The underwriter and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions. The underwriter in this offering acted as our exclusive placement agent for a securities offering we consummated in September 2016, pursuant to which it received compensation, including warrants to purchase our shares of common stock.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California, and for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York. Certain matters of Nevada law will be passed upon by Brownstein Hyatt Farber Schreck, LLP.

EXPERTS
The consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the units being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 11975 El Camino Real, Suite 300, San Diego, California 92130 or telephoning us at (858) 222-8041.
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.apricusbio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this document.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 13, 2017;

(2)	Our Current Reports on Form 8-K filed with the SEC on February 9, 2017 and March 8, 2017; and

(3)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2017.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
Attn: Secretary
(858) 222-8041
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

5,000,000 Units
                         Consisting of One Share of Common Stock and
A Warrant to Purchase 0.75 of a Share of Common Stock

_______________

Rodman & Renshaw
a unit of H.C. Wainwright & Co.

, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NASDAQ Capital Market listing fee.

Amount to be paid
SEC registration fee	$1,681
FINRA filing fee	1,535
Legal fees and expenses	158,500
Accounting fees and expenses	35,000
Transfer agent and registrar fees and expenses	2,500
Miscellaneous expenses	784
Total	$200,000

 Item 14.    Indemnification of Directors and Officers.
Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended, and our Fourth Amended and Restated Bylaws, as amended, against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.
Pursuant to our Amended and Restated Articles of Incorporation, as amended, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, our Amended and Restated Articles of Incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
Pursuant to our Amended and Restated Articles of Incorporation, as amended, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.
Our Amended and Restated Articles of Incorporation, as amended, also provide that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.
Our Fourth Amended and Restated Bylaws, as amended, provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any such action, suit or proceeding; provided that such director or officer either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any such action, suit or proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. Our Fourth Amended and Restated Bylaws, as amended, also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Fourth Amended and Restated Bylaws, as amended, shall inure to the benefit of their respective heirs, executors and administrators.
Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued and sold the following unregistered securities (all share amounts have been retrospectively adjusted to reflect a 10-for-1 reverse stock split that was effected on October 24, 2016):
Issuance of Capital Stock
On October 17, 2014, we, through our wholly-owned subsidiary NexMed (U.S.A.), Inc., entered into a license agreement, or the License Agreement, with Forendo Pharma Ltd., or Forendo, and a stock issuance agreement with Forendo and Birch & Lake Partners LLC, or B&L. In partial consideration of the licenses granted under the License Agreement, we issued to Forendo and B&L an aggregate of 360,008 shares of our common stock. The shares were issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
Issuances of Warrants to Purchase Capital Stock

On October 17, 2014, we entered into an Amendment Agreement, or the Amendment, with The Tail Wind Fund Ltd., Solomon Strategic Holdings, Inc., and Tail Wind Advisory & Management Ltd., or the Holders, such Holders being the holders of an aggregate principal amount of $1,225,000 of our 7% Convertible Notes Due December 31, 2014, or the Notes. Pursuant to the Amendment, we repaid the Notes in full and issued warrants to the Holders to purchase up to an aggregate of 48,040 shares of our common stock, at an exercise price of $25.50 per share, which expired on December 31, 2015.
On October 17, 2014, we entered into a loan and security agreement, or the Credit Facility with Oxford Finance LLC and Silicon Valley Bank, or the Lenders, pursuant to which the Lenders agreed to make term loans available to us in a principal amount of up to $10 million. As partial consideration for the initial term loan granted to us under the Credit Facility, on October 17, 2014 we issued to the Lenders warrants to purchase up to 19,380 shares of our common stock, at an exercise price of $12.90 per share. As partial consideration for a second term loan under the Credit Facility, on July 23, 2015, we issued to the Lenders warrants to purchase up to 15,244 shares of our common stock, at an exercise price of $16.40 per share. The warrants may be exercised either for cash or on a cashless basis. The warrants expire ten years from each date of issuance. Additionally, in the event of our acquisition for cash or marketable securities, either the Lenders shall exercise their warrants or such warrants will expire immediately prior to the consummation of such acquisition.
On September 28, 2016, we completed a registered direct offering of 1,082,402 shares of our common stock at a purchase price of $3.45 per share with a group of investors. Concurrently in a private placement, for each share of common stock purchased by each investor, such investor received an unregistered warrant to purchase three quarters of a share of common stock, which we refer to as the September 2016 Warrants. The September 2016 Warrants have an exercise price of $4.50 per share, are exercisable six months from the initial issuance date, and will expire five and a half years from the initial issuance date. The aggregate gross proceeds from the sale of the common stock and warrants were approximately $3.7 million, and the net proceeds after deduction of commissions, fees and expenses were approximately $3.2 million. In connection with this transaction, we issued to the placement agent, warrants to purchase up to 54,123 shares of our common stock, sold in this offering, which we refer to as the Placement Agent Warrants. The Placement Agent Warrants have substantially the same terms as the September 2016 Warrants, except that the Placement Agent Warrants have an exercise price of $4.3125 per share and will expire five years from the initial issuance date. Rodman & Renshaw, a unit of H.C. Wainwright & Co., acted as our exclusive placement agent for the offering.

All of the warrants described above were issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 16.	Exhibits and Financial Statements Schedules.
(a) Exhibits.
See the Exhibit Index immediately following the signature page hereto, which is incorporated into this Item 16(a) by reference.
(b) Financial Statements Schedules.
No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.

Item 17.	Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, California, on April 19, 2017.

APRICUS BIOSCIENCES, INC.

By:	/s/ Richard W. Pascoe
Richard W. Pascoe
Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD W. PASCOE	Chief Executive Officer, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 19, 2017
Richard W. Pascoe

*	Chairman of the Board of Directors	April 19, 2017
Kleanthis G. Xanthopoulos, Ph.D.

*	Director	April 19, 2017
Russell Ray

*	Director	April 19, 2017
Paul V. Maier

*	Director	April 19, 2017
Wendell Wierenga, Ph.D.

*	Director	April 19, 2017
Sandford D. Smith

* Pursuant to power of attorney
By: /s/ RICHARD W. PASCOE
Richard W. Pascoe

EXHIBIT INDEX

EXHIBITS NO.	DESCRIPTION

1.1*	Form of Underwriting Agreement

2.1†
Stock Purchase Agreement, dated December 15, 2011, by and among Apricus Biosciences Inc., TopoTarget A/S, and TopoTarget USA, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2012).

2.2
Stock Contribution Agreement, dated June 19, 2012, by and among Apricus Biosciences, Inc., Finesco SAS, Scomedica SA and the shareholders of Finesco named therein (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report form 8-K filed with the Securities and Exchange Commission on July 13, 2012).

2.3†
Asset Purchase Agreement by and between Apricus Pharmaceuticals USA, Inc. and Biocodex, Inc., dated March 26, 2013 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2013).

2.4
Amendment to Stock Purchase Agreement, dated June 13, 2014, by and between Apricus Biosciences, Inc. and Samm Solutions, Inc. (doing business as BTS Research and formerly doing business as BioTox Sciences) (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 10-Q filed with Securities and Exchange Commission on August 11, 2014).

3.1
Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2
Certificate of Amendment to Articles of Incorporation of Apricus Biosciences, Inc., dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3
Certificate of Amendment to Articles of Incorporation of Apricus Biosciences, Inc., dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4
Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5
Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6
Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-A12GK filed with the Securities and Exchange Commission on March 24, 2011).

3.7
Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 17, 2010).

3.8
Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9
Fourth Amended and Restated Bylaws, dated December 18, 2012 (incorporated herein by reference to Exhibit 3.9 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 18, 2013).

3.10
Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.11
Amendment to the Fourth Amended and Restated Bylaws of Apricus Biosciences, Inc., dated January 11, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

3.12
Second Amendment to the Fourth Amended and Restated Bylaws of Apricus Biosciences, Inc., dated March 3, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2016).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on May 24, 2013).

4.3
Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank. (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

4.5
Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.6
Form of Warrant issued to other purchasers (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.7	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.8	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

4.9**	Form of Warrant to be issued to purchasers of units and the underwriter pursuant to this Registration Statement on Form S‑1

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.2*	Opinion of Latham & Watkins LLP

10.1††	NexMed, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Annex A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2006).

10.2††
NexMed, Inc. Amendment to 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2008).

10.3
Asset Purchase Agreement, dated February 3, 2009, by and between Warner Chilcott Company, Inc. and NexMed, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009).

10.4
License Agreement, dated February 3, 2009, by and between NexMed, Inc. and Warner Chilcott Company, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009).

10.5††	Apricus Biosciences, Inc. 2012 Stock Long Term Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement filed on April 6, 2012).

10.6
Settlement Agreement and Release, dated as of September 23, 2013, by and between Apricus Biosciences, Inc. and Topotarget A/S (incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-191679) filed with the Securities and Exchange Commission on October 31, 2013).

10.7††
Form of Stock Option Grant Notice and Stock Option Agreement under the Apricus Biosciences, Inc. 2012 Stock Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014).

10.8††	Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014).

10.9†
License Agreement by and between NexMed (U.S.A.), Inc. and Forendo Pharma Ltd., dated as of October 17, 2014 (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

10.10
Stock Issuance Agreement, by and among Apricus Biosciences, Inc., Forendo Pharma Ltd. and Birch & Lake Partners, LLC, dated as of October 17, 2014 (incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

10.11
Loan and Security Agreement by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC and Silicon Valley Bank, dated as of October 17, 2014 (incorporated herein by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

10.12†
License Agreement and Amendment, by and between NexMed (U.S.A.), Inc. and Warner Chilcott Company, LLC, dated September 9, 2015 (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015).

10.13
Subscription Agreement dated January 12, 2016, among Apricus Biosciences, Inc., Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

10.14
Employment Transition Agreement, by and between Apricus Biosciences, Inc. and Dr. Barbara Troupin, dated April 13, 2016 (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.15††	Form of Restricted Stock Unit Award Agreement (incorporated herein by reference to Exhibit 10.6 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.16††	Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.7 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.17
Common Stock Purchase Agreement, by and between the Company and Aspire Capital Fund, LLC, dated as of July 5, 2016 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2016).

10.18
Registration Rights Agreement, by and between the Company and Aspire Capital Fund, LLC, dated as of July 5, 2016 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2016).

10.19
Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

10.20††
Amended and Restated Employment Agreement by and between Apricus Biosciences, Inc. and Richard W. Pascoe, December 20, 2016 (incorporated herein by reference to Exhibit 10.20 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

10.21††
Amended and Restated Employment Agreement, by and between Apricus Biosciences, Inc. and Neil Morton, dated December 20, 2016 (incorporated herein by reference to Exhibit 10.21 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

10.22††
Amended and Restated Employment Agreement by and between Apricus Biosciences, Inc. and Brian Dorsey, dated December 20, 2016 (incorporated herein by reference to Exhibit 10.22 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

10.23
Asset Purchase Agreement, dated March 8, 2017, by and between Ferring International Center S.A. and Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and NexMed International Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.24
License Agreement, dated March 8, 2017, by and between Apricus Biosciences, Inc. and Ferring International Center S.A.(incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.25
Transition Services Agreement, dated March 8, 2017, by and between Apricus Biosciences, Inc. and Ferring International Center S.A. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

21	Subsidiaries (incorporated herein by reference to Exhibit 21 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2)

24.1	Form of Power of Attorney (contained on signature page)

99.2	Pro Forma Financial Information (incorporated herein by reference to Exhibit 10.20 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

(1)	Furnished, not filed.

*    Filed herewith.
**    Previously filed.
†    Confidential treatment has been requested for portions of this exhibit. Those portions have been omitted and filed separately with the Securities and Exchange Commission.
††    Management compensatory plan or arrangement.